UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 1, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

During a presentation on October 1, 2013, our President and acting CFO, Mr. David Voyticky, made certain unprepared remarks regarding our expectations of certain operational results and future reserves, including the expectation that our RU-5B sidetrack would be completed in a week. These remarks relate to future expectations for the company and constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in our Form 10-K filed with the SEC on July 15, 2013, as amended.

We invite you to listen to the presentation in full for a more detailed description of those above-mentioned matters. A playback of the call is available on our website at www.millerenergyresources.com under the Events and Presentations section of our Investors page.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2013	Miller Energy Resources, Inc.
By: /s/ Kurt C. Yost
Kurt C. Yost
Senior Vice President and General Counsel